Exhibit 99.1

Uranium Resources, Inc. Announces Exercise and Closing of Over-Allotment Option for Recent Public Offering

LEWISVILLE, Texas--(BUSINESS WIRE)--July 16, 2010--Uranium Resources, Inc. (NASDAQ: URRE) (“URI”) announced today that Roth Capital Partners, the sole manager of its recent public offering of common stock, has fully exercised their over-allotment option and have purchased an additional 3,333,330 shares at a price of $0.42 per share. The sale of the additional shares closed today.

The over-allotment option was granted in conjunction with the Company’s public offering of 23,809,500 shares completed on June 25, 2010. With the exercise of the over-allotment option, a total of 27,142,830 shares of common stock were sold in the offering with net proceeds to URI of approximately $10.4 million, after deducting underwriting discounts and commissions and estimated offering expenses. The Company plans to use the proceeds for general corporate purposes, which may include making additions to URI’s working capital and funding future acquisitions.

The offering was made pursuant to a shelf registration statement on Form S-3 filed with the Securities and Exchange Commission on May 7, 2010, which became effective on May 21, 2010. Copies of the final prospectus supplement dated June 21,2010, as supplemented by the Sticker Prospectus Supplement dated July 2, 2010, filed with the Securities and Exchange Commission (the “SEC”), may be obtained for free by visiting EDGAR on the SEC Web site at www.sec.gov, or by contacting:

Roth Capital Partners
By Email: rothecm@roth.com
By Fax: 949.720.7227
Or by mail:
24 Corporate Plaza Drive
Newport Beach, CA 92660
ATTN: Equity Capital Markets

About Uranium Resources, Inc.

Uranium Resources Inc. explores for, develops and mines uranium. Since its incorporation in 1977, URI has produced over 8 million pounds of uranium by in-situ recovery (ISR) methods in the state of Texas where the Company currently has ISR mining projects. URI also has 183,000 acres of uranium mineral holdings and 101.4 million pounds of in-place mineralized uranium material in New Mexico, as well as a NRC license to produce up to 1 million pounds of uranium. The Company acquired these properties over the past 20 years along with an extensive information database of historic mining logs and analysis. None of URI’s properties is currently in production.

URI’s strategy is to fully exploit its resource base in New Mexico and Texas, expand its asset base both within and outside of New Mexico and Texas, partner with larger mining companies that have undeveloped uranium or with junior mining companies that do not have the mining experience of URI, as well as provide restoration expertise to those that require the capability or lack the proficiency.

Uranium Resources routinely posts news and other information about the Company on its Web site at www.uraniumresources.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to the Company’s mineralized uranium materials, timing of receipt of mining permits, production capacity of mining operations planned for properties in South Texas and New Mexico, planned dates for commencement of production at such properties, revenue, cash generation and profits are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include, but are not limited to, the spot price and long-term contract price of uranium, weather conditions, operating conditions at the Company’s mining projects, government regulation of the mining industry and the nuclear power industry, world-wide uranium supply and demand, availability of capital, timely receipt of mining and other permits from regulatory agents and other factors which are more fully described in the Company’s documents filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

CONTACT:
Investor:
Kei Advisors LLC
Deborah K. Pawlowski / James M. Culligan
Phone: 716-843-3908 / 716-843-3874
Email: dpawlowski@keiadvisors.com / jculligan@keiadvisors.com
or
Media:
April Wade, 505-440-9441
E-mail: awade@uraniumresources.com
or
Company:
Don Ewigleben, 972-219-3330
President & Chief Executive Officer